Exhibit 10.11
FIRST AMENDMENT TO
EMPLOYMENT AGREEMENT FOR
TIMOTHY BLACK
     This is a FIRST AMENDMENT TO EMPLOYMENT AGREEMENT, dated December 16,2009, between Great Wolf Resorts, Inc., a Delaware corporation (“Employer”) and Timothy Black, a natural person resident of the State of Wisconsin as of the date hereof (“Employee”), the terms and conditions of which are as follows:
     1. Employer and Employee entered into an Employment Agreement dated as of March 20, 2009 (the “Original Agreement”).
     2. Section 1.1 of the Original Agreement is hereby deleted and the following substituted therefor:
     1.1. Term. Subject to the terms and conditions set forth in this Employment Agreement, the Company agrees to employ Executive and Executive agrees to be employed by the Company for a term which term shall start on the date of execution and delivery of this document by and to each party, and shall continue through December 16, 2012.
     3. All other terms and conditions of the Original Agreement are hereby ratified and confirmed.
     Employer and Employee have hereby executed this FIRST AMENDMENT TO EMPLOYMENT AGREEMENT as of the date above first written.

Employer:		Employee:
GREAT WOLF RESORTS, INC.

By:	/S/ Name: Kimberly K. Schaefer Title: CEO	/S/ Timothy Black